EXHIBIT 5.2

SLAUGHTER AND MAY	One Bunhill Row London EC1Y 8YY T +44 (0)20 7600 1200 F +44 (0)20 7090 5000

13 March 2014
Abbey National Treasury Services plc
Santander UK plc
2 Triton Square	Our reference
Regent’s Place	MSTL/RJXM
London	Direct line
NW1 3AN	020 7090 3127

Dear Sirs,

Abbey National Treasury Services plc (the “Company”)
and Santander UK plc (the “Guarantor”)
U.S.$1,100,000,000 1.375% notes due 2017, U.S.$400,000,000 floating rate notes due 2017 and U.S.$1,000,000,000 4.000% notes due 2024 (the “Debt Securities”) to be issued by the Company under the unlimited U.S. Registered Shelf Facility (the “Facility”)

We have acted as English solicitors to the Company and the Guarantor. This opinion as to English law as at today’s date is addressed to you in connection with the issue of the Debt Securities by the Company. The Debt Securities will be issued under the Indenture (as defined below) and will be expressed to be irrevocably and unconditionally guaranteed by the Guarantor.

This opinion is delivered to you in connection with a registration statement on Form F-3 (the “Registration Statement”), which was filed on 9 August 2013 with the United States Securities and Exchange Commission (the “Commission”) by the Company under the United States Securities Act 1933, as amended (the “Securities Act”) and which relates, inter alia, to the offer and sale of Debt Securities by the Company and the guarantees to be endorsed on those Debt Securities (the “Guarantees”).

For the purposes of this opinion, we have examined copies of the following documents:

(a)                                 a copy of a senior indenture dated 27 April 2011 between the Company as issuer, the Guarantor as guarantor and The Bank of New York Mellon as trustee (the “Original Indenture”) and a copy of a supplemental indenture dated 13 March 2014 between the Company as issuer, the Guarantor as guarantor and The Bank of New York Mellon as trustee amending and supplementing the Original Indenture (the “Supplemental Indenture”). References in this opinion to the Debt Securities and the Original Indenture as supplemented by the Supplemental Indenture (the “Indenture”) shall be construed respectively as including references to the Guarantees given in the Indenture and endorsed on the Debt Securities;

(b)                                 the Registration Statement;

(c)                                  the Prospectus dated 9 August 2013 relating to the Facility (the “Prospectus”) and the Prospectus Supplement thereto dated 10 March 2014 (the “Prospectus Supplement”) relating to the Debt Securities;

(d)                                 a copy of the global note for each issue of Debt Securities;

(e)                                  a certificate dated 13 March 2014 of the Assistant Company Secretary of the Company (the “Company’s Certificate”) having annexed thereto:

(i)                                    a copy of the Company’s certificate of incorporation and certificate of incorporation on change of name, certified by the Assistant Company Secretary of the Company as a true, complete and up to date copy;

(ii)                                 a copy of the Articles of Association of the Company certified by the Assistant Company Secretary of the Company as a true, complete and up to date copy; and

(iii)                              a copy of the minutes of a meeting of the Board of Directors of the Company held on 17 March 2011 and an extract of the minutes of a meeting of the Board of Directors of the Company held on 10 July 2013, each certified by the Assistant Company Secretary of the Company as a true and up to date copy;

(f)                                   a certificate dated 13 March 2014 of the Assistant Company Secretary of the Guarantor (the “Guarantor’s Certificate” and, together with the Company’s Certificate, the “Secretaries’ Certificates”) having annexed thereto:

(i)                                    a copy of the Guarantor’s certificate of incorporation and certificate of incorporation on change of name, certified by the Assistant Company Secretary of the Guarantor as a true, complete and up to date copy;

(ii)                                 a copy of the Articles of Association of the Guarantor certified by the Assistant Company Secretary of the Guarantor as a true, complete and up to date copy; and

(iii)                              a copy of extracts of the minutes of meetings of the Board of Directors of the Guarantor held on 1 March 2011 and 25 June 2013, a copy of the minutes of meetings of a committee of the Board of Directors of the Guarantor held on 17 March 2011 and 8 August 2013 and a copy of resolutions in writing of an authorised signatory of the Guarantor dated 18 March 2011, each certified by the Assistant Company Secretary of Guarantor as a true and up to date copy.

This opinion sets out our opinion on certain matters of English law as at today’s date and the opinion set out herein is based on English law in force and applied by English courts as at the date of this opinion.

Expressions defined in the Indenture shall have the same meanings when used in this opinion.

We have not made any investigation of, and do not express any opinion on, the laws of any jurisdiction other than England and neither express nor imply any opinion as to any other laws, in particular the laws of the State of New York and of the United States of America.

We have assumed:

(i)            the conformity to original documents of all copy (including electronic copy) documents examined by us;

(ii)           that all signatures on the executed documents which, or copies of which, we have examined are genuine;

(iii)          the capacity, power and authority of each of the parties (other than the Company or Guarantor) to execute, deliver and perform its obligations under the Indenture;

(iv)          the due execution and unconditional delivery (other than by the Company or the Guarantor) of the Original Indenture by Sarah Robinson and the execution and unconditional delivery of the Supplemental Indenture by Joanne Wainwright (for and on behalf of the Company) and Amaya Mazaira (for and on behalf of the Guarantor);

(v)           the due execution, issue and authentication of the Debt Securities, and the execution and unconditional delivery of the Debt Securities and the Guarantees by Joanne Wainwright (for and on behalf of the Company) and Amaya Mazaira (for and on behalf of the Guarantor), as appropriate;

(vi)          the accuracy and completeness of all statements made in the Secretaries’ Certificates (copies of which are annexed to this opinion) and the documents referred to therein and that such certificates and statements remain true, accurate and complete as at the date of this opinion;

(vii)         that the directors of the Company and the Guarantor have complied with their duties as directors set out in the Companies Act 2006 insofar as relevant to this opinion;

(viii)        that no law of any jurisdiction outside England would render the execution or delivery of the Original Indenture, the Supplemental Indenture or the Debt Securities illegal or ineffective and that, insofar as any obligation under the Indenture or the Debt Securities is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

(ix)          that (a) the information disclosed by our searches at 10.36 a.m. (in respect of the Company) and at 10.27 a.m. (in respect of the Guarantor) on 13 March 2014 of the Companies House database (CH Direct) and a search at the Central Registry of Winding-up Petitions at 10.36 a.m. (in respect of the Company) and at 10.27 a.m. (in respect of the Guarantor) on

13 March 2014 in relation to the Company and the Guarantor (the “Searches”), was then complete, up to date and accurate and has not since then been altered or added to and (b) those Searches did not fail to disclose any information relevant for the purpose of this opinion;

(x)                                 that (a) no proposal has been made for a voluntary arrangement, and no moratorium has been obtained, in relation to the Company or the Guarantor under Part I of the Insolvency Act 1986, (b) neither the Company nor the Guarantor have given any notice in relation to or passed any voluntary winding-up resolution, (c) no application has been made or petition presented to a court, and no order has been made by a court for the winding-up or administration of the Company or the Guarantor, and no step has been taken to dissolve the Company or the Guarantor, (d) no liquidator, administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer has been appointed in relation to the Company or the Guarantor or any of their assets or revenues, and no notice has been given or filed in relation to the appointment of such an officer, and (e) no insolvency proceedings or analogous procedures have been commenced in any jurisdiction outside England and Wales in relation to the Company or the Guarantor;

(xi)          that any party to the Indenture which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with all the requirements of such regulatory authority in connection with the issue, offer and sale of the Debt Securities;

(xii)         that the Indenture and the Debt Securities constitute valid, binding and enforceable obligations of the parties thereto under the laws of the State of New York and that the Indenture and the Debt Securities have the same meaning and effect as they would have if they were governed by English law; and

(xiii)        that since 27 April 2011, no amendments have been made to the Original Indenture (except those changes made to the Original Indenture pursuant to the Supplemental Indenture), which continues in full force and effect as at the date hereof.

Based on and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the following opinion:

1.                                      The Company and the Guarantor are public limited companies which have been duly incorporated and are validly existing.

2.                                      The Company and the Guarantor had the capacity and power to execute and deliver the Original Indenture and the Supplemental Indenture and have the capacity and power to perform their obligations thereunder, including having the capacity and power to execute and deliver (in the case of the Company) the Debt Securities and (in the case of the Guarantor) the Guarantees and to perform their obligations thereunder.

3.                                      The Original Indenture and the Supplemental Indenture have been duly executed by the Company and the Guarantor, the Debt Securities have been duly executed by the Company and the Guarantees have been duly executed by the Guarantor.

4.                                      The execution and delivery of the Original Indenture and the Supplemental Indenture, including the Debt Securities and the Guarantees, by the Company and the Guarantor (as applicable) and the exercise of their rights and the performance of their obligations thereunder have been duly authorised by all necessary corporate action on the part of the Company and the Guarantor.

5.                                      The execution and delivery of the Original Indenture and the Supplemental Indenture, including the Debt Securities and the Guarantees, by the Company and the Guarantor (as applicable) and the exercise of their rights and the performance of their obligations thereunder:

(a)                                 are not prohibited by any law or regulation applicable to English companies generally as at the date hereof or by the Articles of Association; and

(b)                                 do not require, as at the date hereof, under any law or regulation applicable to English companies generally, any authorisation, approval or consent from, or filing or registration with, any public authority or governmental agency in England.

6.                                      The issue of the Debt Securities has been duly authorised by the Company and the Guarantor by all necessary corporate action on the part of the Company and the Guarantor, the execution, delivery and performance of the Guarantees has been duly authorised by the Guarantor and when the Debt Securities and the Guarantees are duly executed, delivered and authenticated, as appropriate, in accordance with the terms of the Indenture and when issued, the English courts will treat the validity and binding nature of the obligations therein as being governed by the laws of the State of New York.

7.                                      The statements in the section of the Prospectus entitled “Certain Tax Considerations — United Kingdom Taxation” and of the Prospectus Supplement entitled “Certain United Kingdom Tax Considerations”, insofar as such statements constitute a general summary of both current United Kingdom tax law and United Kingdom H.M. Revenue & Customs practice relevant to the issue of the Debt Securities, fairly summarise the matters referred to therein.

Our reservations are as follows:

(A)                               We express no opinion on European Union law as it affects any jurisdiction other than England.

(B)                               As the parties have agreed to submit to the jurisdiction of the courts of the State of New York, we express no opinion as to whether the English courts would accept jurisdiction over any matter arising in respect of the Indenture or the Debt Securities.

(C)                               If an English court assumes jurisdiction:

(i)                                     it would not apply the laws of the State of New York if:

(a)                               the laws of the State of New York were not pleaded and proved; or

(b)                               to do so would be contrary to English public policy or mandatory rules of English law; or

(c)                                to do so would give effect to a foreign penal, revenue or other public law; and

(ii)                                  it may have regard to the law of the place of performance of any obligation under the Indenture which is to be performed outside England and Wales.  It may refer to that law in relation to the manner of performance and the steps to be taken in the event of defective performance.

(D)          There is doubt as to the enforceability in England, in original actions or in actions for the enforcement of judgments of United States courts, of liabilities founded in United States Federal or State securities laws.

(E)           Undertakings and indemnities contained in the Indenture may not be enforceable before an English court insofar as they purport to require payment or reimbursement of the costs of any unsuccessful litigation brought before an English court.

(F)           Laws relating to insolvency, liquidation, administration or other laws or procedures affecting generally the enforcement of creditors’ rights may affect the obligations of the Company and the Guarantor under the Indenture and the Debt Securities and the remedies available.

(G)          We express no opinion as to whether specific performance or injunctive relief, being equitable remedies, would be available in respect of any obligations of the Company or the Guarantor.

(H)          We have not been responsible for investigating or verifying the accuracy of the facts, including statements of law, or the reasonableness of any statements of opinion contained in the Registration Statement, the Prospectus or the Prospectus Supplement (including any amendments or supplements thereto) or whether any material facts have been omitted from any of them.

(I)            The Searches are not conclusive as to whether or not insolvency proceedings have been commenced in relation to the Company or the Guarantor or any of their assets. For example, information required to be filed with the Registrar of Companies or the Central Registry of Winding up Petitions is not in all cases required to be filed immediately (and may not be filed at all or on time); once filed, the information may not be made publicly available immediately (or at all); information filed with a District Registry or County Court may not, and in the case of administrations will not, become publicly available at the Central Registry; and the Searches may not reveal whether insolvency proceedings or analogous procedures have been commenced in jurisdictions outside England and Wales.

This opinion is to be governed by and construed in accordance with English law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the paragraphs under the headings “Limitations on Enforcement of U.S. Laws as Against Santander UK, ANTS, Their Respective Managements and Others” and “Legal Opinions” in the Prospectus and “Validity of Notes” in the Prospectus Supplement, each of which form part of the Registration Statement, without admitting that we are “experts” under the Securities Act, as amended or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or the Prospectus, including this exhibit.

This opinion is being provided to you in connection with the issue of the Debt Securities and the Guarantees and may not be reproduced, quoted, summarised or relied upon by any other person or for any other purpose without our express written consent.

To the extent permitted by applicable law and regulation, you may rely on this letter only on condition that your recourse to us in respect of the matters addressed in this letter is against the firm’s assets only and not against the personal assets of any individual partner.   The firm’s assets for this purpose consists of all assets of the firm’s business, including any right of indemnity of the firm or its partners under the firm’s professional indemnity insurance policies, but excluding any right to seek contribution or indemnity from or against any partner of the firm or person working for the firm or similar right.

Yours faithfully,

/s/ Slaughter and May

Slaughter and May